EXHIBIT (10)X

AMENDMENT NO. 2, dated as of January 31, 2011 (this “Amendment”), by and among TARGET RECEIVABLES LLC (formerly known as TARGET RECEIVABLES CORPORATION), a Minnesota limited liability company, as Transferor, TARGET NATIONAL BANK (formerly known as RETAILERS NATIONAL BANK), a national banking association, as Servicer, and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION), a national banking association, as Trustee, to the AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of April 28, 2000, as amended by Amendment No. 1 thereto, dated as of August 22, 2001 (the “Pooling and Servicing Agreement”), by and among the Transferor, the Servicer and the Trustee.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Transferor has duly adopted resolutions, (i) approving the change of the name of the Transferor from “Target Receivables Corporation” to “Target Receivables LLC” and (ii) approving the conversion of the Transferor from a Minnesota corporation to a Minnesota limited liability company;

WHEREAS, the parties to this Amendment have heretofore executed and delivered Amendment No. 1 to the Pooling and Servicing Agreement, dated as of August 22, 2001;

WHEREAS, the Transferor, the Servicer and the Trustee desire to amend the Pooling and Servicing Agreement pursuant to Section 13.1(a) thereof in order to reflect the conversion of the Transferor to a limited liability company and make certain modifications to address the transfer of the membership interest in the Transferor by Target Capital Corporation, a Minnesota corporation, to TCC Corporation SARL, a société à responsabilité limitée existing and organized under the laws of the Grand Duchy of Luxembourg;

WHEREAS, Section 13.1(a) of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time, under the circumstances set forth therein, including, without limitation, in connection with adding any provision to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or modifying in any manner the rights of Certificateholders of any Series then issued and outstanding, provided, in each case, that (x) the Transferor shall have delivered to the Trustee an Officer’s Certificate to the effect that the Transferor reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (y) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (z) a Tax Opinion is delivered in connection with any such amendment;

WHEREAS, pursuant to Section 13.2(d)(i) of the Pooling and Servicing Agreement, an Opinion of Counsel shall have been delivered to the Trustee in connection with the Amendment; and

WHEREAS, the conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, the parties hereto hereby are executing and delivering this Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

ARTICLE I

Section 1.1             Definitions.

(a) Section 1.1 of the Pooling and Servicing Agreement shall be amended by replacing the definition of “Transferor” with the following:

“Transferor” shall mean Target Receivables LLC, a limited liability company formed under the laws of the State of Minnesota, or its permitted successors or assigns under this Agreement and additional transferors, if any, designated in accordance with Sections 2.12 or 6.3(d).

Section 1.2             Replacement of Terms. All occurrences of the terms “Target Receivables Corporation” and “Target Receivables Corporation, a Minnesota corporation” in the Pooling and Servicing Agreement shall be replaced with the terms “Target Receivables LLC” and “Target Receivables LLC, a Minnesota limited liability company”, respectively. All such replacements shall be applicable for the singular, plural and possessive forms of the respective terms thereof.

ARTICLE II

Section 2.1             Amendment to Section 2.3(a). Section 2.3(a) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

(a) Organization and Good Standing. Prior to January 31, 2011, the effective date of Amendment No. 2 to this Agreement (the “Effective Date”), the Transferor was a corporation validly existing in good standing under the laws of the State of Minnesota, and had full power, authority and legal right to own its properties and conduct its business as such properties were at that time owned and such business was at that time conducted, to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto. On and after the Effective Date, the Transferor is a limited liability company validly existing in good standing under the laws of the State of Minnesota, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

Section 2.2             Amendment to Section 2.3(b). Section 2.3(b) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

(b) Due Qualification.  Prior to the Effective Date, the Transferor was duly qualified to do business and was in good standing as a foreign corporation (or was exempt from such requirements); the Transferor has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement. On and after the Effective Date, the Transferor is duly qualified to do business and is in good standing as a foreign limited liability company (or is exempt from such requirements); the Transferor has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Credit Card Originator or any Receivable transferred to the Trust by the Transferor unenforceable by the Credit Card Originator, the Transferor, the Servicer or the Trustee and would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement.

Section 2.3             Amendment to Section 2.7(f). The reference to “Separate Corporate Existence” in Section 2.7(f) of the Pooling and Servicing Agreement is hereby replaced with “Separate Legal Existence.”

Section 2.4             Amendment to Section 2.7(f)(i). The references to “corporation” and “incorporation” in Section 2.7(f)(i) of the Pooling and Servicing Agreement are hereby replaced with “limited liability company” and “formation”, respectively.

Section 2.5             Amendment to Section 2.7(f)(ii). The reference to the “corporate use” in Section 2.7(f)(ii) of the Pooling and Servicing Agreement is hereby replaced with “company use.”

Section 2.6             Amendment to Section 2.7(f)(iii) through (v). All references to “stockholders” in Sections 2.7(f) (iii) through (v) of the Pooling and Servicing Agreement are hereby replaced with “members.”

Section 2.7             Amendment to Section 2.7(f)(vi). The references to “Articles of Incorporation”, “corporate formalities”, “stockholders” and “corporate action” in Section 2.7(f)(vi) of the Pooling and Servicing Agreement are hereby replaced with “Articles of Organization”, “company formalities”, “members” and “company action”, respectively.

Section 2.8             Amendment to Section 2.7 (f)(vii). Section 2.7 (f)(vii) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

(vii)         Ensure that its Boards of Governors shall be elected independently from a board of elected or appointed members who jointly oversee the activities of its Affiliates and shall at all times include at least two Independent Governors (for purposes hereof, “Independent Governor” shall mean an individual who (i) is not, and during the immediately preceding three (3) years has not been, a director, officer, employee, or affiliate of Target Corporation or any of its subsidiaries or affiliates (other than the Transferor), (ii) does not have any ownership interest in the Transferor and (iii) who does not have any ownership interest in Target Corporation or any other subsidiary or affiliate thereof, other than shares of common stock of Target Corporation (x) having an aggregate value of less than 10% of such individual’s net worth and (y) representing less than one-half of 1% of the total number of outstanding shares or such common stock).

Section 2.9             Amendment to Section 2.7(f)(ix). The reference to “corporate name” in Section 2.7(f)(ix) of the Pooling and Servicing Agreement is hereby replaced with “company name.”

Section 2.10           Amendment to Section 2.7(f)(x). Section 2.7(f)(x) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

(x)            Ensure that no Affiliate of the Transferor shall advance funds to the Transferor, other than capital contributions from TCC Corporation SARL, a société à responsabilité limitée existing and organized under the laws of the Grand Duchy of Luxembourg, (“TCC Corporation SARL”) made to enable the Transferor to pay the purchase price of Receivables, pursuant to the Memorandum of Understanding, dated as of January 31, 2011 by and between TCC Corporation SARL as parent, the Transferor as subsidiary and TCC, or as is otherwise provided in the Receivables Purchase Agreement, and no Affiliate of the Transferor will otherwise supply funds to, or guaranty debts of, the Transferor; provided, however that the Transferor may issue a subordinated note and otherwise be indebted to TCC in connection with the payment of the purchase price for Receivables as provided in the Receivables Purchase Agreement.

Section 2.11           Amendment to Section 6.3(d). Section 6.3(d) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

(d)           The Transferor Certificate (or any interest therein) may be transferred to a Person which is a member of the “affiliated group” as defined in Code Section 1504(a) of which Target National Bank is a member without the consent or approval of the Holders of the Investor Certificates, provided that (i) the Rating Agency Condition shall have been satisfied with respect to such transfer, (ii) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto, and (iii) the Transferor Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Retained Transferor Amount.  In connection with any such transfer, the Person to whom the Transferor Certificate is transferred will, by its acquisition and holding of an interest in the Transferor Certificate, assume all of the rights and obligations of the Transferor as described in this Agreement and in any Supplement or amendment thereto (including the right under this paragraph (d) with respect to subsequent transfers of an interest in the Transferor Certificate).  The right to payment on the Transferor Certificate may only be transferred upon record of the transfer and exchange being made in the Certificate Register as provided in Section 6.4.  Upon surrender for registration of transfer of the Transferor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, a new Transferor Certificate shall be executed, authenticated and delivered, in the name of the designated transferee.  All Transferor Certificates surrendered for registration of transfer and exchange shall be canceled and disposed of in a manner satisfactory to the Trustee.

Section 2.12           Amendment to Section 6.4(a). The first paragraph of Section 6.4(a) of the Pooling and Servicing Agreement is hereby replaced in its entirety by the following:

The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (“Transfer Agent and Registrar”) shall provide for the registration of the Registered Certificates and the Transferor Certificate and of transfers and exchanges of the Registered Certificates and the Transferor Certificate as herein provided. The Transfer Agent and Registrar shall initially be Wells Fargo Bank, National Association, and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg.  So long as any Investor Certificates are outstanding, the Transferor shall maintain a co-transfer agent and co-registrar in New York City.  Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

Section 2.13           Amendment to Section 13.1. The reference to “Board of Directors” in Section 13.1 of the Pooling and Servicing Agreement is hereby replaced with “Board of Governors.”

ARTICLE III

Section 3.1             Counterparts.  This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 3.2             Effect of Headings and Table of Contents.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.3             Separability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 3.4            Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.5             Effective Date.  This Amendment shall become effective as of the day and year first above written.

Section 3.6             Binding Effect; Ratification.  (a) On and after the Effective Date, (i) this Amendment shall be a part of the Pooling and Servicing Agreement and (ii) each reference in the Pooling and Servicing Agreement to “this Agreement”, “the Pooling and Servicing Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other transaction document to the Pooling and Servicing Agreement, shall mean and be a reference to the Pooling and Servicing Agreement as amended hereby.

(b) Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

TARGET RECEIVABLES LLC
(formerly known as TARGET RECEIVABLES CORPORATION),
as Transferor

By:	/s/ Sara J. Ross
Name: Sara J. Ross
Title: Vice President and Assistant Treasurer

TARGET NATIONAL BANK (formerly known as RETAILERS NATIONAL BANK), as Servicer

By:	/s/ Spencer Johnson
Name: Spencer Johnson
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION), as Trustee

By:	/s/ Kristen L. Puttin
Name: Kristen L. Puttin
Title: Vice President

Amendment No. 2

to the Amended and Restated Pooling and Servicing Agreement